PROSPECTUS AND			PRICING SUPPLEMENT NO. 52 (Revised)
PROSPECTUS SUPPLEMENT,		Effective at 11:00 AM ET
each dated January 12, 1999	August 1, 2000
CUSIP: 24422EMM8			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $420,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			August 6, 2001

PRINCIPAL AMOUNT:                   $50,000,000

DATE OF ISSUE:				August 4, 2000

MATURITY DATE:				August 6, 2001

INTEREST RATE:				7.00% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Banc of America Securities LLC,
                                    has purchased the Senior Notes as
                                    principal at a price of 99.986%
                                    of the aggregate principal amount
   						of the Senior Notes.




Banc of America Securities LLC